UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-11174 (Commission file number)	06-1340090 (I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 2, 2011, MRV Communications, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CES Holding SA, as Purchaser, represented for purpose of the Agreement by Vinci Capital Switzerland SA, for the sale of CES Creative Electronic Systems SA (“CES”).

The purchase price is CHF 25.8 million, or US $28.0 million, with a transaction value of approximately $24.6 million (net of approximately $3.2 million of operating cash to be retained by CES), payable on closing, less certain deductions and escrows set forth in the purchase agreement. The transaction is conditioned upon receiving MRV stockholder approval, completion of senior debt financing and certain due diligence items by the purchasers, and other customary closing conditions. Deductions of retention and other employee cash bonuses are approximately $0.6 million, and two escrows have been created to withhold approximately $4.1 million of the proceeds in connection with the release of certain restricted cash amounts and for indemnification purposes. The closing is expected to occur by the end of January 2012.

The Purchase Agreement contains customary representations, warranties and covenants, as well as customary indemnification obligations. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Company’s press release announcing the execution of the Purchase Agreement and terms of the transaction was released on December 7, 2011 and is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

In connection with the proposed transaction, MRV will file a proxy statement and other materials with the Securities and Exchange Commission (“SEC”) in the near future. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free Internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company will be included in the proxy statement to be filed with the SEC with respect to the January 2012 Annual Meeting of Stockholders of the Company. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Forward Looking Statements

This report may contain forward-looking statements regarding future financial, operating and other results of MRV and other statements about management’s future expectations, beliefs, goals, plans or prospects that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this report regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that the proposed transaction will not close, including due to the failure of the proposed purchasers of CES to secure the requisite debt financing or of the Company stockholders to approve the transaction or of the proposed purchasers to complete their due diligence to their satisfaction, and including risks to the Company’s ability to return capital to its stockholders, including due to the occurrence of events or developments that require the Company to retain its capital or changes in the strategic direction of the Company as determined by its Board of Directors. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2010, and its quarterly report on Form 10-Q for the quarter ended September 30, 2011, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s website at http://www.mrv-corporate.com or from the SEC’s EDGAR website at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1

Stock Purchase Agreement, dated as of December 2, 2011, by and between MRV Communications, Inc., as Seller, and CES Holding SA, as Purchaser, represented for purpose of the Agreement by Vinci Capital Switzerland SA

	Exhibit 99.1	Press Release announcing purchase agreement for sale of CES dated December 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 7, 2011

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Vice President, General Counsel and Secretary